                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                _______________

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  July 6, 1999

                                _______________



                            ICF INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                File No. 1-12248              54-1437073
  (State or other            (Commission File             (IRS Employer
  jurisdiction of                Number)                Identification No.)
  incorporation)



                               9300 Lee Highway
                         Fairfax, Virginia  22031-1207
         (Address of principal executive offices, including zip code)



                                 703-934-3600
             (Registrant's telephone number, including area code)

  Item 5.  Other Events
  -------  ------------

  On July 2, 1999, ICF Kaiser International, Inc. amended its Rights Agreement dated January 13, 1992 that governs its Shareholder Rights Plan. The amendment is attached as Exhibit 1.


Exhibit
-------

  1.  Amendment No. 1 to Rights Agreement




                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  ICF KAISER INTERNATIONAL, INC.
                                          (Registrant)


                                  /s/ Timothy P. O'Connor
                                  ---------------------------
                                  Timothy P. O'Connor
                                  Senior Vice President and
                                  Chief Financial Officer

Date:   July 6, 1999

                                                                       EXHIBIT 1

                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                      -----------------------------------


     THIS AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of July 2, 1999 (this "Amendment"), which amends that certain Rights Agreement dated as of January 13, 1992 (the "Rights Agreement"), between ICF Kaiser International, Inc., a Delaware corporation (the "Company"), and the Office of the Corporate Secretary of the Company (the "Rights Agent").

                                  WITNESSETH:

     WHEREAS, the Rights Agreement was approved and adopted by the Board of Directors of the Company on January 13, 1992; and

     WHEREAS, on July 2, 1999, the Board of Directors of the Company determined to amend certain provisions of the Rights Agreement in a manner the Board of Directors deems necessary and desirable and which has been determined not to adversely effect the interests of the holders of the Rights Certificates (as defined in the Rights Agreement);

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereby agree as follows:

     1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended to add the parenthetical phrase "(other than as a result of a Permitted Offer (as hereinafter defined))" after the first reference to Common Stock in such definition, so that as amended Section 1(a) of the Rights Agreement shall be in its entirety as follows:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock outstanding (other than as a result of a Permitted Offer (as hereinafter defined)), but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock.

     2. Section 1 of the Rights Agreement is further amended to add the definition of "Permitted Offer" as a new Section 1(q), with the balance of the subsections of Section 1 being renumbered accordingly. Such new Section 1(q) shall provides as follows:

        (q) "Permitted Offer" shall mean (i) a tender or exchange offer which is for all outstanding Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers or employees of the Company and who are not Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate (taking into account all factors that such directors deem relevant including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made) taking into account all factors that such directors may deem relevant and (ii) following July 31, 2000, a cash tender offer which is for all outstanding Common Stock.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

Attest:                                 ICF KAISER INTERNATIONAL, INC.


By: /s/ Sandra D. Little                By: /s/ James J. Maiwurm
    --------------------                   --------------------
    Name: Sandra D. Little                 Name:  James J. Maiwurm
          ----------------                        ----------------
    Title: Assistant Secretary             Title: President and Chief Executive
           -------------------                    -----------------------------
                                                  Officer
                                                  -------

Attest:                                 OFFICE OF THE CORPORATE SECRETARY
                                        ICF KAISER INTERNATIONAL, INC.


By: /s/ Sandra D. Little                By: /s/ Shaun M. Martin
    --------------------                    -------------------
    Name: Sandra D. Little                  Name: Shaun M. Martin
          ----------------                        ---------------
    Title: Assistant Secretary              Title: Treasurer and Corporate
           -------------------                     ----------------------------
                                                   Secretary
                                                   ---------

                                       2